Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form's S‑3 (Nos. 333-29185, 333-106504, and 333-181644), and S‑8 (Nos. 333-03957, 333-85542, 333-85546, 333-142985, 333-167123 and 333-198050) of The Williams Companies, Inc., of our report dated February 21, 2014, except for Note 16 to the consolidated financial statements appearing under Item 8 of Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.) 2013 Annual Report on Form 10-K/A (not presented herein), as to which the date is March 3, 2014, and except for the effects of the capital structure change described in Note 1, as to which the date is February 25, 2015 relating to the financial statements of Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.) as of and for the year ended December 31, 2013, which appears in this 2014 Annual Report on Form 10-K of The Williams Companies, Inc.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 25, 2015